UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

3M Company

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

3M Science.
Applied to Life.™

Be the vote that counts.

Proposal(s)

3M COMPANY

2023 Annual Meeting

May 9, 2023

VOTE NOW

Why Should I Vote?

As an investor in this security, you have the right to vote on important matters. This is your opportunity to make a direct impact on your investment. Your vote counts!

Ways to Vote

ProxyVote	800.690.6903	Virtual Meeting

Important Information

For holders as of March 14, 2023

Vote Common Shares by: May 8, 2023	Control Number: 0123456789012345

Vote Plan Shares by: May 7, 2023

As a 3Mer and shareholder, you contribute to 3M’s business growth and financial strength, you share in the risk and rewards, and you benefit from our Company’s success. We encourage you to both understand and vote on the proposals being considered at this year’s Annual Meeting.

In this email you’ll find the materials you need: Notice of the Annual Meeting and Proxy Statement, the 2022 Annual Report and helpful instructions. Your vote is very important; please enter it as soon as possible.

The 3M Company 2023 Annual Shareholder Meeting will be held at 8:30 a.m. CDT, on Tuesday, May 9, 2023, exclusively online at www.virtualshareholdermeeting.com/MMM2023. There will not be a physical location for the Annual Meeting, and you will not be able to attend the meeting in person.

To be admitted to the virtual-only Annual Meeting, you need to enter the 16-digit control number contained in this email. At the virtual Annual Meeting, you or your proxyholder may participate, vote, type in your question, and examine a list of shareholders of record. If you wish to submit questions in advance of the online meeting, you may do so by using your 16-digit control number to access www.proxyvote.com.

Thank you all for your contributions!

3M Company

View documents:

Proxy Statement | Annual Report |

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